UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 24, 2018
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GATX Corporation
(Exact name of registrant as specified in its charter)
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New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606-5314
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2018, GATX Corporation (the “Company”) entered into an amendment (the “Amendment”) to the long-term supply agreement dated November 3, 2014 (the “Agreement”) between the Company and Trinity Rail Group, LLC, a subsidiary of Trinity Industries, Inc. Pursuant to the Amendment, the term of the Agreement was extended from March 2020 to December 31, 2023, and the Company agreed to purchase an additional 4,800 tank cars (1,200 per year) beginning in January 2020 and continuing through expiration of the extended term. Pricing will be on an agreed upon or cost-plus basis subject to certain specified adjustments and surcharges.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Amendment. The Company intends to submit a Confidential Treatment Request with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, for certain portions of the Amendment. The Amendment, in redacted form subject to such confidential treatment request, will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Executive Vice President and Chief Financial Officer
May 25, 2018